Exhibit 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 20-F of American Israeli Paper Mills Limited (the “Company”) for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Avi Brener, Active Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. section. 1350, as adopted pursuant to section. 906 of the Sarbanes-Oxley Act of 2002,to the best of his knowledge and belief, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 22, 2008	By: /s/ Avi Brener —————————————— Avi Brener Chief Executive Officer